As filed with the Securities and Exchange Commission on February 28, 2019
Registration No. 333-220814

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-3
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FORUM ENERGY TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	920 Memorial City Way, Suite 1000 Houston, Texas 77024 (281) 949-2500	61-1488595
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification No.)

John C. Ivascu
Senior Vice President, General Counsel and Secretary
Forum Energy Technologies, Inc.
920 Memorial City Way, Suite 1000
Houston, Texas 77024
(281) 949-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
James B. Marshall
Laura Katherine Mann
Baker Botts L.L.P.
910 Louisiana Street
Houston, Texas 77002-4995
(713) 229-1234

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check One).

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-220814) (the “Registration Statement”) of Forum Energy Technologies, Inc. (the “Registrant”) is being filed because the Registrant expects that it will no longer be a well-known seasoned issuer (as such term is defined in Rule 405 of the Securities Act) upon the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Accordingly, the Registrant is filing this Post-Effective Amendment No. 1 for the purpose of adding disclosure in the Registration Statement required for a registrant other than a well-known seasoned issuer and making certain other amendments. All filing fees payable in connection with the registration of the shares covered by this Post-Effective Amendment No. 1 were paid by the Registrant at the time of the initial filing of the Form S-3.

Prospectus

Forum Energy Technologies, Inc.

28,687,399 Shares of Common Stock

This prospectus relates to the offer and sale of an aggregate of 28,687,399 shares of common stock, par value $0.01 per share, of Forum Energy Technologies, Inc. by the selling securityholders named in the “Selling Securityholders” section of this prospectus. One or more selling securityholders may offer shares of our common stock, from time to time, in a number of different ways and at varying prices. For more information on possible methods of offer and sale by the selling securityholders, you should refer to the section of this prospectus entitled “Plan of Distribution.” We do not know which method, in what amount or at what time or times the selling securityholders may sell shares covered by this prospectus. We will bear all costs, expenses and fees in connection with the registration of the shares. The selling securityholders will bear all commissions, fees and discounts, if any, attributable to the sale of shares.
Our shares of common stock are listed on the New York Stock Exchange (“NYSE”) under the symbol “FET.”

Investing in our common stock involves risks. Please carefully review the information under the heading “Risk Factors” beginning on page 2 of this prospectus. In addition, risks associated with any investment in our common stock may be described in the applicable prospectus supplement and certain of our filings with the Securities and Exchange Commission, as described in “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 28, 2019.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may offer and sell, from time to time, 28,687,399 shares of our common stock under this shelf registration statement. This prospectus provides you with a general description of the common stock the selling securityholders may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling securityholders. The prospectus supplement may also add to, update or change the information contained in this prospectus. To the extent the information in the prospectus supplement is inconsistent with this prospectus, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”
As used in this prospectus, the terms “the company,” “we,” “our,” “ours,” “us” and “Forum” refer to Forum Energy Technologies, Inc. and its consolidated subsidiaries, except as the context otherwise requires or as otherwise indicated.
Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses we have prepared. Neither we nor the selling securityholders take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to sell the offered securities. You should assume that the information in this prospectus is accurate only as of the date on the front cover of this prospectus and that the information incorporated by reference in this prospectus is accurate only as of the date the respective information was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT FORUM ENERGY TECHNOLOGIES, INC.
We are a global oilfield products company, serving the drilling, subsea, completions, production and infrastructure sectors of the oil and natural gas industry. We design, manufacture and distribute products and engage in aftermarket services, parts supply and related services that complement our product offering. Our product offering includes a mix of frequently replaced consumable products and highly engineered capital products that are used in the exploration, development, production and transportation of oil and natural gas. Our consumable products are used in drilling, well construction and completions activities, within the supporting infrastructure, and at processing centers and refineries. Our engineered capital products are directed at: drilling rig equipment for new rigs, upgrades and refurbishment projects; subsea construction and development projects; the placement of production equipment on new producing wells; pressure pumping equipment; and downstream capital projects.
We seek to design, manufacture and supply reliable high quality products that create value for our diverse customer base, which includes, among others, oil and natural gas operators, land and offshore drilling contractors, oilfield service companies, subsea construction and service companies, and pipeline and refinery operators.
Our executive offices are located at 920 Memorial City Way, Suite 1000, Houston, Texas 77024, and our telephone number is (281) 949-2500.

RISK FACTORS
An investment in our common stock involves a high degree of risk. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and other reports and documents we file with the SEC after the date of this prospectus that are incorporated by reference herein, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference.
If any of these risks were to occur, our business, financial condition, results of operations or cash flows could be adversely affected. You could lose all or part of your investment. When the selling securityholders offer and sell any common stock pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.
Sales of our common stock by the selling securityholders may cause our stock price to decline.
As of February 22, 2019, we had 109,896,858 shares of common stock outstanding. Sales of substantial amounts of our common stock in the public market, or the perception that those sales may occur, could cause the market price of our common stock to decline. In addition, the sale of these shares could impair our ability to raise capital through the sale of additional common stock.

FORWARD-LOOKING STATEMENTS
Statements included in this prospectus, including the information we incorporate by reference, regarding future financial performance, capital sources and results of operations and other statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). Such statements are those concerning strategic plans, expectations and objectives for future operations and performance. When used in this prospectus, the words “believes,” “expects,” “anticipates,” “plans,” “intends,” “estimates,” “projects,” “could,” “should,” “may,” or similar expressions are intended to be among the statements that identify forward-looking statements.

Forward-looking statements may include statements about:

•	business strategy;
•cash flows and liquidity;
•the volatility and impact of changes in oil and natural gas prices;
•the availability of raw materials and specialized equipment;
•our ability to accurately predict customer demand;
•customer order cancellations or deferrals;
•competition in the oil and gas industry;
•governmental regulation and taxation of the oil and natural gas industry;
•environmental liabilities;
•political, social and economic issues affecting the countries in which we do business;
•our ability to deliver our backlog in a timely fashion;
•our ability to implement new technologies and services;
•availability and terms of capital;
•general economic conditions;

•	our ability to successfully manage our growth, including risks and uncertainties associated with integrating and retaining key employees of the businesses we acquire;
•benefits of our acquisitions;
•availability of key management personnel;
•availability of skilled and qualified labor;
•operating hazards inherent in our industry;
•the continued influence of our largest shareholder;
•the ability to establish and maintain effective internal control over financial reporting;

•	effects of remediation efforts to address the material weakness discussed in our most recent annual report on Form 10-K;
•financial strategy, budget, projections and operating results;
•uncertainty regarding our future operating results; and
•plans, objectives, expectations and intentions contained in this prospectus that are not historical.
Such statements are subject to numerous risks, uncertainties and assumptions that are beyond our ability to control, including, but not limited to, the risks and uncertainties described under “Risk Factors” above and in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q.

Forward-looking statements are made based upon management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting us and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Undue reliance should not be placed on these forward-looking statements, which are applicable only on the date hereof. We do not undertake and expressly disclaim any obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS
All of the shares of our common stock being offered pursuant to this prospectus are being offered by the selling securityholders. We will not receive any proceeds from the sale of those shares.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 296 million shares of common stock, par value $0.01 per share, and 3.7 million shares of preferred stock, par value $0.01 per share. The following describes our common stock, preferred stock, amended and restated certificate of incorporation and amended and restated bylaws. This description is a summary only and is qualified in its entirety by reference to our certificate of incorporation, as amended, and our bylaws, as amended, which we have incorporated by reference as exhibits to the registration statement of which this prospectus is a part.
Common Stock
Except as provided by law or in a preferred stock designation, holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Because holders of our common stock have the exclusive right to vote for the election of directors and do not have cumulative voting rights, the holders of a majority of the shares of our common stock can elect all of the members of the board of directors standing for election, subject to the rights, powers and preferences of any outstanding series of preferred stock. Subject to the rights and preferences of any preferred stock that we may issue in the future, the holders of our common stock are entitled to receive:

•	dividends as may be declared by our board of directors; and

•	all of our assets available for distribution to holders of our common stock in liquidation, pro rata, based on the number of shares held.
There are no redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Subject to the provisions of our certificate of incorporation and legal limitations, our board of directors will have the authority, without further vote or action by our stockholders:

•	to issue up to 3,700,000 shares of preferred stock in one or more series; and

•
to fix the rights, preferences, privileges and restrictions of our preferred stock, including provisions related to dividends, conversion, voting, redemption, liquidation and the number of shares constituting the series or the designation of that series, which may be superior to those of our common stock.

No shares of our authorized preferred stock are currently outstanding. Because our board of directors has the power to establish the preferences and rights of the shares of any additional series of preferred stock, it may afford holders of any preferred stock preferences, powers and rights, including voting and dividend rights, senior to the rights of holders of our common stock, which could adversely affect the holders of the common stock and could delay, discourage or prevent a takeover of us even if a change of control of our company would be beneficial to the interests of our stockholders.
Anti-takeover effects of provisions of our certificate of incorporation, our bylaws and Delaware law
Some provisions of Delaware law, our certificate of incorporation and our bylaws could make certain change of control transactions more difficult, including acquisitions of us by means of a tender offer, a proxy contest or otherwise, as well as removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.
These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Opt out of Section 203 of the Delaware General Corporation Law
In our certificate of incorporation, we have elected not to be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”) regulating corporate takeovers until the date on which the SCF group (as defined below) is no longer the holder of at least 15% of our outstanding common stock. On and after such date, we will be subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•
on or after the date the interested stockholder attained that status, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Certificate of Incorporation and Bylaws
Among other things, our certificate of incorporation and bylaws:

•
establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting to the extent they do not comply with the requirements in these advance notice procedures;

•
provide our board of directors the ability to authorize the issuance of undesignated preferred stock. This makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•
provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that our certificate of incorporation and bylaws may be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•
provide that special meetings of our stockholders may only be called by the board of directors, the chief executive officer, the president, the secretary, the chairman of the board or by stockholders holding a majority of the outstanding shares entitled to vote generally in the election of directors;

•
provide for our board of directors to be divided into three classes of directors, with each class as nearly equal in number as possible, serving staggered three year terms, other than directors who may be elected by holders of preferred stock, if any. This system of electing and removing directors may tend to discourage a third party from making a tender offer or otherwise attempting to obtain control of us, because it generally makes it more difficult for stockholders to replace a majority of the directors;

•	provide that a member of our board of directors may only be removed for cause and only by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock; and

•
provide that we renounce any interest in the business opportunities of the SCF group or any of their officers, directors, agents, stockholders, members, partners, affiliates and subsidiaries (other than our directors that are presented business opportunities in their capacity as our directors) and that they have no obligation to offer us those opportunities.

Renouncement of Business Opportunities
SCF-V, L.P., SCF-VI, L.P. SCF-VII, L.P., SCF 2012A, L.P., and SCF 2012B, L.P. (collectively, “SCF”) have investments in other oilfield service companies that may compete with us, and SCF and its affiliates, other than us, may invest in such other companies in the future. SCF, its other affiliates and its portfolio companies are referred to as the “SCF group.” Our certificate of incorporation provides that, until we have had no directors that are directors or officers affiliated with SCF (each, an “SCF Nominee”) for a continuous period of one year, we renounce any interest in any business opportunity in which any member of the SCF group participates or desires or seeks to participate in and that involves any aspect of the energy equipment or services business or industry, other than:

•
any business opportunity that is brought to the attention of an SCF Nominee solely in such person’s capacity as our director or officer and with respect to which no other member of the SCF group independently receives notice or otherwise identifies such opportunity; or

•	any business opportunity that is identified by the SCF group solely through the disclosure of information by or on behalf of us.
In addition, SCF GP LLC (“SCF GP”), the ultimate general partner of SCF, has an internal policy that discourages it from investing in two or more portfolio companies with substantially overlapping industry segments and geographic areas. However, SCF GP’s internal policy does not restrict the management or operation of its other individual portfolio companies from competing with us. Pursuant to SCF GP’s policy, SCF GP may allocate any potential opportunities to the existing portfolio company where SCF GP determines, in its discretion, such opportunities are the most logical strategic and operational fit. Thus, members of the SCF group, which includes any SCF Nominees, may pursue opportunities in the oilfield services industry for their own account or present such opportunities to us or one of SCF’s other portfolio companies. Our certificate of incorporation provides that the SCF group, which includes any SCF Nominees, has no obligation to offer such opportunities to us, even if the failure to provide such opportunity would have a competitive impact on us. We are not prohibited from pursuing any business opportunity with respect to which we have renounced any interest.
Our certificate of incorporation further provides that any amendment to or adoption of any provision inconsistent with the certificate of incorporation’s provisions governing the renouncement of business opportunities must be approved by the holders of at least 80% of the voting power of the outstanding stock of the corporation entitled to vote thereon.
Amendment of the Bylaws
Our board of directors may amend or repeal the bylaws and adopt new bylaws by the affirmative vote of a majority of the whole board of directors. The stockholders may amend or repeal the bylaws and adopt new bylaws by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock at any annual meeting or special meeting for which notice of the proposed amendment, repeal or adoption was contained in the notice for such special meeting.
Limitation of Liability and Indemnification of Officers and Directors
Our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by Delaware law, for liability:

•	for any breach of the duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	for unlawful payment of a dividend or unlawful stock purchases or redemptions; or

•	for any transaction from which the director derived an improper personal benefit.
As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above. We have entered into indemnification agreements with each of our other current directors and officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.
Market Information
Our common stock is listed on the New York Stock Exchange under the symbol “FET.”

SELLING SECURITYHOLDERS
On August 25, 2017, we entered into a Purchase and Sale Agreement by and among Q-GT (V) Investment Partners, LLC (“Quantum”), us and, for limited purposes, Global Tubing, LLC to acquire all of Quantum’s membership interests in Global Tubing, LLC through our subsidiary, Forum Global Tubing LLC. In connection with the acquisition, we issued 10,000,000 shares of our common stock to Quantum. As part of the transaction, we agreed to file a registration statement with regard to such shares (the “Quantum Shares”). In addition, other existing holders of “piggyback” registration rights requested that their securities (together with the Quantum Shares, the “Registrable Securities”) be included in such registration statement. On October 4, 2017, we filed a registration statement covering the Registrable Securities.
The table below identifies the selling securityholders and other information regarding the beneficial ownership of the remaining Registrable Securities owned by the selling securityholders. The amounts listed under “Ownership of Common Stock Before Offering” in the following table represent the number and percentage of shares of common stock beneficially owned by the selling securityholders as of February 22, 2019. Please see the “Conflicts of Interest and Related Person Transactions” section of the proxy statement filed on Schedule 14A for our 2018 annual meeting of stockholders, which is incorporated herein by reference, for a description of material relationships and transactions between us and certain of the selling securityholders. David C. Baldwin, Andrew L. Waite and Terence M. O’Toole are members of our board of directors, and C. Christopher Gaut currently serves as our President and Chief Executive Officer and is the Chairman of our board of directors. Each of Messrs. Baldwin and Waite is a Co-President of SCF GP, the ultimate general partner of each of SCF-V, L.P., SCF-VI, L.P., SCF-VII, L.P., SCF 2012A, L.P. and SCF 2012B, L.P. (collectively, the “SCF Partnerships”). Mr. O’Toole is a co-managing member of Tinicum Lantern III, L.L.C. (“Tinicum Lantern III”), the manager of Tinicum FET, LLC (“Tinicum FET”). Mr. Gaut is an investor in certain of the SCF Partnerships.
We have determined beneficial ownership in accordance with SEC rules. In computing the number of shares beneficially owned by each selling securityholder and the percentage ownership of the selling securityholder, the number of common shares subject to options or warrants held by the selling securityholder that are currently exercisable or exercisable within 60 days of February 22, 2019 are deemed outstanding. As a group, prior to this offering, the selling securityholders beneficially own 28,687,399 shares of our common stock, or 26.10% of our common stock, in the aggregate. The percentages of shares owned are based on 109,896,858 shares of our common stock outstanding as of February 22, 2019.
Because the selling securityholders may resell all or part of their shares, no estimates can be given as to the number of shares of common stock that will be held by the selling securityholders upon termination of any offering made hereby. For purposes of the table below, however, we have assumed that after termination of this offering none of the shares covered by this prospectus will be held by the selling securityholders.

	Ownership of Common Stock Before Offering		Number of Shares Being Offered	Ownership of Common Stock After Offering
Selling Securityholders	Number	Percentage		Number	Percentage
Q-GT (V) Investment Partners, LLC(1)	5,787,933	5.27%	5,787,933	0	0.00%
SCF-V, L.P.(2)	6,918,619	6.30%	6,918,619	0	0.00%
SCF 2012A, L.P.(2)	1,941,403	1.77%	1,941,403	0	0.00%
SCF-VI, L.P.(2)	4,046,515	3.68%	4,046,515	0	0.00%
SCF 2012B, L.P.(2)	1,113,543	1.01%	1,113,543	0	0.00%
SCF-VII, L.P.(2)	6,512,720	5.93%	6,512,720	0	0.00%
Tinicum FET, LLC(3)	2,666,666	2.43%	2,366,666	300,000	0.27%
__________

(1)
QEM V, LLC (“QEM V LLC”) is the managing member of Quantum. QEM V LLC may be deemed to share voting and dispositive power over the securities held by Quantum and may also be deemed to be the beneficial owner of these securities. QEM V LLC disclaims beneficial ownership of such securities in excess of its pecuniary interest in the securities. Any decision taken by QEM V LLC to vote, or to direct the voting of, and to dispose, or to direct the disposition of, the securities held by Quantum would require the approval of a majority of the members of its investment committee, which majority must include S. Wil VanLoh, Jr. Therefore, Mr. VanLoh may be deemed to share voting and dispositive power over the securities held by Quantum and may also be deemed to be the beneficial owner of these securities. Mr. VanLoh disclaims beneficial ownership of such securities in excess of his pecuniary interest in the securities.

(2)
The board of directors of SCF GP, the ultimate general partner of the SCF Partnerships, has voting and investment control over the securities owned by the SCF Partnerships. The board of directors of SCF GP consists of David C. Baldwin, Anthony F. DeLuca, L.E. Simmons and Andrew L. Waite. Because the SCF Partnerships are controlled by SCF GP, each of these entities may be considered to be a group for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended.

(3)	Tinicum Lantern III serves as the manager of Tinicum FET. Terence M. O’Toole serves as co-managing member of Tinicum Lantern III.

Information about the selling securityholders may change over time. Any changed information will be set forth to the extent provided to us by the selling securityholders in prospectus supplements, if and when necessary.

PLAN OF DISTRIBUTION
All shares of common stock being offered under this prospectus are being offered on behalf of the selling securityholders. The shares offered by this prospectus may be sold from time to time by or for the account of the selling securityholders pursuant to this prospectus or pursuant to Rule 144 under the Securities Act. Sales of shares pursuant to this prospectus may be made on the NYSE, in the over-the-counter market or otherwise at prices and on terms then prevailing or at prices related to the then current market price (in each case as determined by the selling securityholders). Sales may be made directly or through agents designated from time to time, or through dealers or underwriters to be designated or in negotiated transactions.
The shares may be sold by any one or more of the following methods:

•	through a firm commitment or best efforts underwriting,

•
through a block trade (which may involve crosses) in which the selling securityholder’s broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction,

•	through purchases by a broker or dealer as principal and resale by the broker or dealer for their account pursuant to this prospectus,

•	through exchange distributions and/or secondary distributions in accordance with the rules of the NYSE,

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers,

•	through privately negotiated transactions,

•	through the distribution of the securities by any selling securityholder to its partners, members or stockholders,

•	through the writing of options, swaps or other derivatives (including put or call options), whether the options, swaps or derivatives are listed on an options exchange or otherwise,

•	through short sales,

•	“at the market” or through market makers or into an existing market for the shares, or

•	through any other method permitted by applicable law.
Any selling agents, underwriters or broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders, from purchasers of shares for whom they act as agents or from both sources. The selling securityholders do not expect these discounts, concessions or commissions to exceed what is customary in the types of transactions involved. The selling securityholders will be responsible for any commissions, underwriting discounts or similar charges on the sale of shares under this prospectus.
The selling securityholders may pledge or grant a security interest in some or all of the shares of common stock they own and, if it defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to a prospectus or any amendment to such prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under such prospectus. The selling securityholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of such prospectus.
The selling securityholders and any broker-dealers, agents and underwriters that participate in the distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with the sales. Any commissions, and any profit on the resale of shares, received by the selling securityholders and any such broker-dealers, agents or underwriters may be deemed to be underwriting discounts and commissions. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

The selling securityholders will be subject to applicable provisions of the Exchange Act, and the associated rules and regulations thereunder, including Regulation M, which provisions may affect the marketability of the shares.

LEGAL MATTERS
The legality of the shares of common stock offered under this Prospectus have been passed upon by John C. Ivascu, the Senior Vice President, General Counsel and Secretary of Forum.
EXPERTS
The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2017 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and which contains an explanatory paragraph on the effectiveness of internal control over financial reporting due to the exclusion of certain elements of the internal control over financial reporting of Global Tubing, LLC business the registrant acquired during 2017) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at http://www.f-e-t.com. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) is not incorporated by reference in this prospectus. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus.
This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available through the SEC’s website.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information “furnished” but not “filed,” unless we specifically provide that such “furnished” information is to be incorporated by reference) after the date of this prospectus and until the termination of the offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2017;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018, June 30, 2018 and September 30, 2018;

•	our Current Reports on Form 8-K filed with the SEC on May 16, 2018, August 2, 2018, December 6, 2018 (as amended by Form 8-K/A filed on December 21, 2018) and February 19, 2019; and

•	the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on April 11, 2012, as that description may be updated from time to time.
You may request a copy of these filings, other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:
Forum Energy Technologies, Inc.
920 Memorial City Way, Suite 1000

Houston, Texas 77024
Attention: Investor Relations
Telephone: (281) 949-2500

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution.
The following table sets forth the estimated expenses payable by Forum Energy Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offering described in this Registration Statement.

Registration fee	$55,181(1)
Printing expenses	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*
Total	*

(1)	Fee previously paid.

*	These fees will be calculated based on the number of issuances and the amount of securities offered and accordingly cannot be estimated at this time.

Item 15.    Indemnification of Directors and Officers.
Delaware General Corporation Law
Section 145(a) of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.
Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.
Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.
Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.
Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145.
Section 145(k) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.
Certificate of Incorporation and Bylaws
The Company’s third amended and restated certificate of incorporation provides that a director will not be liable to the Company or its stockholders for monetary damages to the fullest extent permitted by the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided for in the certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. The Company’s third amended and restated certificate of incorporation also contains indemnification rights for the directors and officers. Specifically, the third amended and restated certificate of incorporation provides that the Company shall indemnify its officers and directors to the fullest extent authorized by the DGCL.
The Company’s second amended and restated bylaws will provide that the Company will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.
Certain Other Arrangements
The Company has obtained directors’ and officers’ insurance to cover its directors, officers and some employees for certain liabilities.
Each of the Company’s current and former directors and officers are indemnified pursuant to an indemnification agreement and to the fullest extent possible under law against all losses pertaining to certain actions taken by them, or failures to act. Pursuant to these agreements, if an officer or director makes a claim of indemnification to the Company, either a majority of the independent directors or independent legal counsel selected by the independent directors must review the relevant facts and make a determination whether the officer or director has met the standards of conduct under Delaware law that would permit (under Delaware law) and require (under the indemnification agreement) the Company to indemnify the officer or director.

Item 16.    Exhibits.

Exhibit No.	Description of Exhibit
*4.1
Third Amended and Restated Certificate of Incorporation of Forum Energy Technologies, Inc. (the “Company”) dated March 28, 2011 (incorporated herein by reference to Exhibit 3.2 to Amendment No. 5 to the Company’s Registration Statement on Form S-1 (the "Registration Statement"), filed on March 29, 2012) ( File No. 333-180676).

*4.2
Second Amended and Restated Bylaws of the Company dated April 17, 2012 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 17, 2012) (File No. 1-35504).

*4.3	Form of the Company’s Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Amendment No. 3 to the Registration Statement, filed on December 29, 2011).
5.1	Opinion and consent of John C. Ivascu, Senior Vice President, General Counsel and Secretary of the Company.
*10.1
Registration Rights Agreement, dated October 2, 2017, by and between the Company and Q-GT (V) Investment Partners, LLC (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on October 3, 2017).

*10.2
Amendment No. 2 to the Registration Rights Agreement, dated August 25, 2017, by and among the Company and the stockholders party thereto (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on August 28, 2017).

23.1	Consent of PricewaterhouseCoopers LLP.
23.2	Consent of John C. Ivascu, Senior Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).
24.1	Powers of Attorney.
*    Previously filed.

Item 17.    Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934, that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.
(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and
(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to the Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.
(b)    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, each registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 28, 2019.
FORUM ENERGY TECHNOLOGIES, INC.

By:	/s/ John C. Ivascu John C. Ivascu Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on February 28, 2019.
FORUM ENERGY TECHNOLOGIES, INC.

/s/ C. Christopher Gaut	President, Chief Executive Officer and Chairman of the Board (Principal Executive Officer)
C. Christopher Gaut

/s/ Pablo G. Mercado	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)
Pablo G. Mercado

/s/ Tylar K. Schmitt	Vice President and Chief Accounting Officer (Principal Accounting Officer)
Tylar K. Schmitt

*	Director
Evelyn M. Angelle

*	Director
David C. Baldwin

*	Director
John A. Carrig

*	Director
Michael McShane

*	Director
Terence O’Toole

*	Director
Louis A. Raspino

*	Director
John Schmitz

*	Director
Andrew L. Waite

*By:	/s/ John C. Ivascu John C. Ivascu as Attorney-in-Fact